Exhibit 99.1

VeriSign Reports 18% Year-Over-Year Revenue Growth in Third Quarter 2008

Company Exceeds Expectations with Non-GAAP Core Operating Margin of 35.5%

MOUNTAIN VIEW, CA – November 6, 2008 – VeriSign, Inc. (Nasdaq: VRSN), the trusted provider of Internet infrastructure services, today reported financial results for the third quarter ended September 30, 2008.

VeriSign reported revenue of $246 million from continuing operations for the third quarter of 2008. On a GAAP basis, VeriSign reported a consolidated net loss of $200 million and a net loss per share of $1.02 on a fully-diluted basis. These GAAP results reflect a $237 million non-cash impairment charge for estimated losses on certain assets held for sale, all of which is recorded in discontinued operations. Also recorded were restructuring charges of $13 million, $7 million of which is recorded in discontinued operations related to assets held for sale.

VeriSign reported segment revenue for Internet Infrastructure and Identity Services (3IS), or the “core businesses” of Naming, SSL and IAS, of $240 million, up 3% from Q2 2008 and up 18% year over year.

On a non-GAAP basis (which excludes items described below) for our core businesses, VeriSign reported net income of $48 million for the third quarter of 2008 and fully-diluted earnings per share of $0.25, including a $0.03 write-down related to investments affected by the Lehman Brothers bankruptcy. A table reconciling the GAAP to the non-GAAP results reported above is appended to this release.

“We’re very pleased with our operating results this quarter, especially in light of the current market conditions,” said Jim Bidzos, executive chairman of the board of directors, president and chief executive officer on an interim basis of VeriSign. “While it’s difficult to predict what will happen with the broader economy, we feel very good about the strength and stability of our core businesses. We are fortunate to be in a market leadership position with good revenue growth, expanding operating margins and backed by the strength of the VeriSign brand. As we move forward in these uncertain times, we remain focused on protecting and growing our core services for the long term.”

“Third quarter was another solid quarter for VeriSign with 18% year over year revenue growth and non-GAAP operating margin of 35.5%,” said Brian Robins, acting chief financial officer of VeriSign. “Our non-GAAP earnings per share was strong as well after considering an unanticipated $0.03 charge related to investment losses, and we exited the quarter with a strong balance sheet and healthy cash flow of $115 million for the third quarter. As we contemplate our 2009 plan, we are realistic about the current economic environment and remain fully committed to our strategy to focus the business on our core Internet infrastructure services.”

Business and Corporate Highlights

•	VeriSign Naming Services ended the quarter with approximately 89.4 million active domain names in the adjusted zone for .com and .net, representing a 16% increase year over year.

•	As of October 1, 2008, the registry fee for .com domain names increased 7% to $6.86 and the registry fee for .net domain names increased 10% to $4.23.

•	In October, VeriSign announced an additional infrastructure deployment in Europe with a new site in Madrid to fortify its Internet infrastructure as part of Project Titan.

•	VeriSign SSL Services ended the quarter with 1,095,000 SSL certificates in the installed base, an increase of 14% over the same quarter last year.

•	Market penetration of EV compatible browsers is approximately 60%.

•	As of September 30, 2008, there are more than 2 million credentials in distribution for our VIP network and one time password (OTP) programs.

Financial Highlights

•	Revenue from discontinued operations was $143 million while non-core businesses reported $6 million of revenue as part of continuing operations during the third quarter of 2008.

•	Other Income, on a non-GAAP basis, showed a loss of $15 million, $8 million higher than Q2 due primarily to an $8 million charge related to investments affected by the Lehman Brothers bankruptcy.

•	VeriSign ended the third quarter of 2008 with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $654 million, a decrease of $14 million from the prior quarter.

•	Cash flow from operations for the quarter was $115 million and $359 million year-to-date.

•	Capital expenditures, on a consolidated basis, were approximately $19 million for the third quarter of 2008 and $79 million year-to-date.

•	Deferred revenue on September 30, 2008, totaled $798 million for continuing operations, an increase of $17 million from the prior quarter.

•

In July 2008, VeriSign repurchased approximately 3.5 million shares of its common stock for a cost of $120 million. In July 2008, VeriSign also received an additional 1.4 million shares under an Accelerated Share Repurchase agreement. As of November 6, 2008, $1 billion is available in aggregate under the company’s 2006 and 2008 stock repurchase programs.

•	On October 7, 2008, VeriSign announced the sale of its minority share of the mobile entertainment joint venture to News Corporation for approximately $200 million.

Non-GAAP Items

Non-GAAP results exclude the following items which are included under GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, restructuring costs, non-recurring costs, and gains and losses on derivatives and equity investments. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP net income is appended to this release.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 pm (PST) to review the quarter’s results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-1457 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 3410716) beginning at 5:00 pm (PST) on November 6 and will run through November 12. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Allison Fritz, afritz@verisign.com, 650-452-4867

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices, market acceptance of our existing services and the current global economic downturn, the inability of VeriSign to successfully develop and market new services, and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk that the planned divestitures of certain businesses may be delayed, may generate less proceeds than expected or may incur unanticipated costs or otherwise negatively affect VeriSign’s financial condition, results of operations or cash flows, and the uncertainty of whether Project Titan will achieve its stated objectives. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$403,525	$1,376,722
Short-term investments	248,794	1,011
Accounts receivable, net of allowance for doubtful accounts of $1,931 and $6,329 at September 30, 2008, and December 31, 2007, respectively	68,189	208,799
Prepaid expenses and other current assets	94,462	163,041
Assets held for sale	692,981	—

Total current assets	1,507,951	1,749,573

Property and equipment, net	374,097	621,917
Goodwill	355,057	1,082,420
Other intangible assets, net	29,305	121,792
Restricted cash	2,113	46,936
Other assets	296,342	290,647
Investments in unconsolidated entities	125,307	109,828

Total long-term assets	1,182,221	2,273,540

Total assets	$2,690,172	$4,023,113

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$264,832	$398,124
Accrued restructuring costs	32,942	2,878
Deferred revenues	591,750	552,070
Other liabilities	2,758	2,632
Liabilities related to assets held for sale	76,865	—

Total current liabilities	969,147	955,704

Long-term deferred revenues	206,018	186,719
Long-term accrued restructuring costs	1,161	1,473
Convertible debentures	1,263,613	1,265,296
Other long-term liabilities	25,382	41,133

Total long-term liabilities	1,496,174	1,494,621

Total liabilities	2,465,321	2,450,325

Commitments and contingencies
Minority interest in subsidiaries	59,950	54,485

Stockholders’ equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 193,946,072 excluding 110,010,950 held in treasury, at September 30, 2008, and 222,849,348 excluding 73,720,953 shares held in treasury, at December 31, 2007	303	297
Additional paid-in capital	21,470,824	22,559,045
Accumulated deficit	(21,317,195)	(21,043,014)
Accumulated other comprehensive income	10,969	1,975

Total stockholders’ equity	164,901	1,518,303

Total liabilities and stockholders’ equity	$2,690,172	$4,023,113

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues	$246,052	$215,744	$724,992	$636,457

Costs and expenses
Cost of revenues	55,880	60,523	168,719	185,729
Sales and marketing	41,298	55,407	133,349	180,832
Research and development	22,337	25,263	72,089	78,676
General and administrative	49,896	59,268	154,369	178,663
Restructuring, impairments and other charges (reversals), net	5,973	(1,030)	107,366	33,601
Amortization of other intangible assets	2,865	4,478	8,623	14,641

Total costs and expenses	178,249	203,909	644,515	672,142

Operating income (loss)	67,803	11,835	80,477	(35,685)
Other (loss) income, net	(12,688)	(6,408)	(20,107)	86,109

Income from continuing operations before income taxes, (loss) earnings from unconsolidated entities and minority interest	55,115	5,427	60,370	50,424

Income tax (expense) benefit	(8,071)	7,964	(6,642)	(5,241)
(Loss) earnings from unconsolidated entities, net of tax	(2,509)	216	(3,099)	2,412
Minority interest, net of tax	(815)	(2,054)	(2,710)	(2,541)

Income from continuing operations	43,720	11,553	47,919	45,054
Discontinued operations, net of tax	(243,754)	3,401	(322,100)	26,936

Net (loss) income	$(200,034)	$14,954	$(274,181)	$71,990

Basic (loss) income per share from:
Continuing operations	$0.23	$0.05	$0.24	$0.19
Discontinued operations	(1.26)	0.01	(1.62)	0.11

Net (loss) income	$(1.03)	$0.06	$(1.38)	$0.30

Diluted (loss) income per share from:
Continuing operations	$0.22	$0.05	$0.24	$0.18
Discontinued operations	(1.24)	0.01	(1.59)	0.11

Net (loss) income	$(1.02)	$0.06	$(1.35)	$0.29

Shares used in per share computation:
Basic	193,853	240,054	198,622	242,570

Diluted	195,930	245,537	202,951	247,752

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(274,181)	$71,990
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Gain on divestiture of businesses, net of tax	(32,853)	(76,356)
Unrealized gain on joint venture call options	—	(7,747)
Unrealized (gain) loss on contingent interest derivative on convertible debentures	(1,664)	12,589
Depreciation of property and equipment	85,454	85,195
Amortization of other intangible assets	22,758	90,693
Impairments and other charges	354,558	13,797
Provision for doubtful accounts	1,119	(116)
Stock-based compensation	75,368	66,863
Loss on sale of property and equipment	80,487	—
Net loss on sale and other-than-temporary impairment of investments	6,571	3,429
Loss (earnings) from unconsolidated entities, net of tax	3,099	(2,412)
Minority interest, net of tax	2,710	2,541
Excess tax benefit associated with stock options	(7,094)	—
Deferred income taxes	(13,380)	16,442
Changes in operating assets and liabilities:
Accounts receivable	30,548	(113,268)
Prepaid expenses and other current assets	17,044	133,053
Accounts payable and accrued liabilities	(114,394)	(129,133)
Accrued restructuring costs	29,752	2,926
Deferred revenues	93,164	96,719

Net cash provided by operating activities	359,066	267,205

Cash flows from investing activities:
Proceeds from maturities and sales of investments	1,440	144,849
Purchases of investments	—	(311)
Reclassification of cash equivalents to short-term investments	(256,571)	—
Proceeds from sale of property and equipment	48,843	—
Purchases of property and equipment	(79,022)	(97,234)
Proceeds received from divestiture of businesses, net of cash contributed	60,613	165,422
Investments in unconsolidated entities	(15,679)	(17,150)
Proceeds from repayment of promissory note by unconsolidated entities	4,494	—
Cash received from trust, previously restricted	45,000	—
Proceeds from contingent purchase price adjustment	1,175	—
Other assets	3,087	3,639

Net cash (used in) provided by investing activities	(186,620)	199,215

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	120,469	219,994
Change in net assets of minority interest	134	(436)
Repurchases of common stock	(1,276,683)	(1,154,763)
Proceeds from credit facility	200,000	—
Repayment of short-term debt related to credit facility	(200,000)	(199,000)
Proceeds from issuance of convertible debentures, net of issuance costs	—	1,224,600
Excess tax benefit associated with stock options	7,094	—
Dividend paid to minority interest holders in subsidiary	(741)	—

Net cash (used in) provided by financing activities	(1,149,727)	90,395

Effect of exchange rate changes on cash and cash equivalents	4,084	2,713

Net (decrease) increase in cash and cash equivalents	(973,197)	559,528
Cash and cash equivalents at beginning of period	1,376,722	501,784

Cash and cash equivalents at end of period	$403,525	$1,061,312

Supplemental cash flow disclosures:
Cash paid for interest	$40,755	$1,945

Amounts payable for purchases of property and equipment	$5,960	$—

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2008		Nine Months Ended September 30, 2008
	Operating Income	Net (Loss) Income	Operating Income	Net (Loss) Income
GAAP as reported	$67,803	$(200,034)	$80,477	$(274,181)
Discontinued operations		243,754		322,100
Non-core businesses in continuing operations (1)	1,856	5,351	11,322	14,953
Adjustments to core businesses: (1)
Stock-based compensation	9,009	9,009	39,465	39,465
Amortization of other intangible assets	2,500	2,500	7,529	7,529
Restructuring costs	4,349	4,349	100,371	100,371
Non-recurring costs (2)	(350)	(350)	(6,639)	(6,639)
Gains and losses on derivatives and equity investments		(882)		(3,290)
Tax adjustment (3)		(15,338)		(58,318)

Non-GAAP as adjusted	$85,167	$48,359	$232,525	$141,990

Diluted shares	195,930	195,930	202,951	202,951

Per diluted share	$0.43	$0.25	$1.15	$0.70

(1)	As of September 30, 2008, the Company’s business consists of the following reportable segments: Internet Infrastructure and Identity Services (“3IS”) and Other Services which represents continuing operations of non-core businesses and legacy products and services. The 3IS segment is also referred to as “core businesses” which are Naming, SSL, and IAS.

(2)	For the nine months ended September 30, 2008, non-recurring costs primarily consists of a reversal of certain previously accrued litigation costs.

(3)	Non-GAAP tax is calculated as 30% of income from continuing operations, excluding minority interest which is presented net of tax on the Statement of Operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, restructuring costs, non-recurring costs, and gains and losses on derivatives and equity investments. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007
Revenues from core business	$239,728	$232,963	$223,085	$212,408	$202,916